EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of IMS Health Incorporated on Form S-8 (File No. 333-69195, 333-67779 and 333-58361) of our report dated June 23, 1999 on our audits of the financial statements of IMS Health Incorporated Savings Plan as of December 31, 1998 and for the six months ended December 31, 1998, which report is included in this annual report on Form 11-K.






                                                  /s/ PRICEWATERHOUSECOOPERS LLP
                                                  ------------------------------
                                                      PRICEWATERHOUSECOOPERS LLP
















New York, New York
June 23, 1999


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